Exhibit 32.2

Certification of

Chief Financial Officer

of First Financial Bankshares, Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and accompanies the annual report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2023 of First Financial Bankshares, Inc. (the “Issuer”).

I, Michelle S. Hickox, the Executive Vice President and Chief Financial Officer, Secretary and Treasurer of the Issuer certify, to the best of my knowledge, that:

1. the Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2. the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: February 23, 2024

By:	/s/ Michelle S. Hickox
Michelle S. Hickox
Executive Vice President and Chief Financial Officer, Secretary and Treasurer

Subscribed and sworn to before me this 23rd day of February, 2024.

/s/ Melissa A. Fenton
Notary Public
My commission expires: October 11, 2024